EXHIBIT 99.1

[NEWS RELEASE LETTERHEAD OF CROSS TIMBERS ROYALTY TRUST APPEARS HERE]

CROSS TIMBERS ROYALTY TRUST

DECLARES JULY CASH DISTRIBUTION

Dallas, Texas, July 20, 2012 – U.S. Trust, Bank of America Private Wealth Management, as Trustee of the Cross Timbers Royalty Trust (NYSE – CRT), today declared a cash distribution to the holders of its units of beneficial interest of $0.218544 per unit, payable on August 14, 2012, to unitholders of record on July 31, 2012. The following table shows underlying oil and gas sales and average prices attributable to the current month and prior month distributions.

	Underlying Sales Volumes		Average Price
	Oil (Bbls)	Gas (Mcf)	Oil (per Bbl)	Gas (per Mcf)
Current Month	17,000	138,000	$90.13	$5.52

Prior Month	16,000	142,000	$96.84	$6.78

For more information on the Trust, please visit our web site at www.crosstimberstrust.com.

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Contact:	Nancy G. Willis

Vice President

U.S. Trust, Bank of America

Private Wealth Management,

Trustee

Toll Free – 877-228-5084